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                                                                      EXHIBIT 99

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
AT THE TRUST:                                   AT THE CORPORATION:                 AT THE FINANCIAL RELATIONS BOARD:
Barry Sternlicht        Ron Brown               Debi Ford                           Daniel Saks
Chairman and CEO        Senior VP and CFO       Director of Investor Relations      General Information
(203) 861-2100          (602) 852-3900          (602) 852-3370                      (310) 442-0599
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FOR IMMEDIATE RELEASE
MONDAY, JANUARY 5, 1998

STARWOOD HOTELS & RESORTS COMPLETES ACQUISITION OF WESTIN HOTELS & RESORTS

                 NEW $2.265 BILLION CREDIT FACILITY ESTABLISHED

              ITT TRANSACTION EXPECTED TO CLOSE IN EARLY FEBRUARY

PHOENIX, AZ, JANUARY 5, 1998 -- Starwood Hotels & Resorts Trust (the "Trust"), a real estate investment trust, whose shares are paired and trade together as a unit (NYSE:HOT) with Starwood Hotels & Resorts Worldwide, Inc. (the "Corporation", and together with the Trust, the "Company" or "Starwood Hotels & Resorts"), a hotel management and operating company, today announced the completion of their previously announced acquisition of Westin Hotels & Resorts. Effective upon closing of the Westin acquisition, the Trust's and the Corporation's names were changed from Starwood Lodging Trust and Starwood Lodging Corporation to Starwood Hotels & Resorts Trust and Starwood Hotels & Resorts Worldwide, Inc., respectively.

Shareholders overwhelmingly approved the acquisition of Westin Hotels & Resorts at the Company's December 12, 1997 annual shareholders meetings. Westin Hotels & Resorts is the oldest branded hotel management company in the United States and the highest-ranked upscale hotel chain by Frequent Flyer Magazine and J.D. Powers and Associates. The acquisition will bring Starwood Hotels & Resorts' portfolio to more than 220 hotels and resorts located in over 20 countries worldwide, with an additional 29 hotel and resort projects under development around the world. Juergen Bartels, currently CEO of Westin Hotels & Resorts Worldwide, a hotel operating subsidiary of the Corporation, has joined the Corporation's Board of Directors.

In addition, Starwood Hotels & Resorts Trust announced that it has established a $2.265 billion line of credit, with Bankers Trust and Chase Manhattan acting as lead banks on the financing facility. A portion of this line of credit was applied towards the financing of the Westin acquisition.

The Company also noted that its previously announced ITT transaction is expected to close in early February 1998, subject to shareholder approval.

                                     -more-

Starwood Hotels & Resorts
Add 1

"The closing of the Westin transaction brings Starwood a wonderful brand and gives the company its `missing link' -- a brand name with which to maximize the value of its assets. Both the assets we have purchased and the Westin brand are firmly positioned in the upscale end of the hotel market, which is where we have focused for the past three years," said Barry S. Sternlicht, Chairman and Chief Executive Officer of Starwood Hotels & Resorts Trust. "Beyond its brand and quality real estate, Westin brings tremendous management strength, a proprietary acquisition pipeline, international growth prospects, and cost synergies.
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"The final integration process of Westin with Starwood Hotels & Resorts has been postponed pending the completion of the acquisition of ITT/Sheraton, a process which is underway. At that time, we intend to conduct a strategic review of the combined companies' asset base, and rationalize the portfolio and operations, in an effort to maximize efficiencies presented by the tremendous scale of the enterprise in such areas as administrative and general expenses, marketing, sales, purchasing, insurance, and the acquisition prospects that result from the combination of the three companies -- Starwood Hotels & Resorts, Westin and ITT."

Starwood Hotels & Resorts Trust is the largest hotel REIT in the United States. Shares of the Trust, which conducts all of its business as a general partner of SLT Realty Limited Partnership, are paired and trade together with shares of Starwood Hotels & Resorts Worldwide, Inc. Starwood Hotels & Resorts Worldwide, which conducts substantially all of its business as managing general partner of SLC Operating Limited Partnership, leases properties from the Trust and operates them directly or through third party management companies.

(Note: Statements in this press release which are not historical may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Starwood Hotels & Resorts believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Starwood Hotels & Resorts expectations include completion of pending acquisitions, continued availability of acquisitions, continued availability of capital at appropriate cost, foreign exchange fluctuations, performance of hotel operations, financial performance, real estate conditions, market valuations of its stock, execution of hotel renovation programs, changes in local or national economic conditions and other risks detailed from time to time in the Starwood Hotels & Resorts SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.)